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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-3 of the following: 1) our report dated February 22, 2000, accompanying the consolidated financial statements of Beta Oil & Gas, Inc. and subsidiaries contained in the December 31, 1999 annual report on Form 10-K of Beta Oil & Gas, Inc.; 2) our report dated February 16, 2000, accompanying the consolidated financial statements of Red River Energy, Inc. and subsidiaries contained in the September 7, 2000 report on Form 8-K of Beta Oil & Gas, Inc.; and 3) our report dated August 4, 2000, accompanying the statements of revenues and direct operating expenses of the certain properties being sold to Red River Energy, Inc. (ONEOK properties) of ONEOK Resources Company contained in the September 7, 2000 report on Form 8-K of Beta Oil & Gas, Inc. We also consent to the use of our name and the statements with respect to us, appearing under the heading "Experts" in the Prospectus.


/s/Hein + Associates LLP

Hein + Associates LLP
Certified Public Accountants



Orange, California
September 8, 2000